                                                                     EXHIBIT 5.1


                             MCLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066



   RICHARD J. BLUMBERG                                     MILLBROOK OFFICE
Direct Phone: (212) 448-6205                                Franklin Avenue
                                                             P.O. Box 1369
                                                       Millbrook, New York 12545
                                                            (914) 677-5700
                                                          Fax (914) 677-0097


                                  May 14, 1999



Board of Directors
Alydaar Software Corporation
2101 W. Rexford Road
Charlotte, NC  28211

Ladies and Gentlemen:

         We are acting as counsel to Alydaar Software Corporation, a North Carolina corporation (the "Company"), in connection with the preparation, execution and filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") and the offer and sale pursuant to the Registration Statement, by the Selling Stockholder identified in the Registration Statement, of up to 60,000 shares (the "Shares") of Common Stock, par value $0.001 per share, of Alydaar. This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.

         In reaching the opinion stated in this letter, we have reviewed originals of copies of the Registration Statement, the Articles of Incorporation and Bylaws of Alydaar, both as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

         Based upon the foregoing, it is our opinion that the Shares have been duly and validly issued and are fully paid and nonassessable.

         We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.




                                             Very truly yours,

                                             /s/ McLaughlin & Stern, LLP